                                                                    Exhibit 99.1

                             THE WRITER CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE COMPANY FOR THE SPECIAL MEETING ON           , 2000

   The undersigned, a shareholder of THE WRITER CORPORATION, a Delaware corporation ("Writer"), acknowledges receipt of a copy of the Proxy Statement/Prospectus of Writer and Standard Pacific Corp., a Delaware corporation; and, revoking any proxy previously given, hereby constitutes and appoints George S. Writer, Jr. and Ronald S. Loser, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of Writer standing in the name of the undersigned at the special meeting of shareholders of Writer to be held on
    day,         , 2000 at       .m., Colorado time, and at any adjournment
thereof, on all matters coming before such meeting as set forth on the reverse hereof. If no choice is set forth on the reverse, the shares will be voted in favor of the merger of Writer into TWC Acquisition Corp., a wholly owned subsidiary of Standard Pacific Corp.

         THE BOARD OF DIRECTORS OF WRITER RECOMMENDS THAT YOU VOTE FOR
                       ADOPTION OF THE MERGER AGREEMENT.

 Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                          YOUR VOTE IS VERY IMPORTANT.

                                                                 SEE REVERSE
                                                                     SIDE


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                            v FOLD AND DETACH HERE v

                     The Special Meeting of Shareholders of
                             The Writer Corporation
                                Will be held at:

                             The Writer Corporation
                          6061 S. Willow Drive, #232,
                              Englewood, Colorado
                                       , 2000

                              .m., Colorado Time

   For your vote to count your proxy card must be received prior to the special meeting on , 2000. Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted. Please complete, sign, date and return this proxy card. Returning this proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person. If you fail to return the proxy card or vote in person at the special meeting, it will have the same effect as a vote against the merger.

   If you desire to elect the form of merger consideration you will receive in the merger for your shares of common stock of Writer you will need to complete the form of election which will be separately mailed to you and return the form
of election before        , 2000. If you do not return a form of election you
will be deemed to make a non-election and you will receive merger consideration as described in "THE MERGER-Merger Consideration" at page 39 of the enclosed proxy statement/prospectus. Your election form should not be sent with your proxy card.
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[X]Please mark your votes as in this example.

   Unless otherwise specified, this proxy will be voted FOR Proposal No. 1 of
                              Writer listed below.
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
  1. For approval of Writer's merger with and into TWC  2. In their discretion to
  Acquisition Corp., a Delaware corporation and wholly  transact such other business
  owned subsidiary of Standard Pacific Corp.            as may properly come before
                                                        the meeting or any
                                                        adjournment thereof.

   FOR                              AGAINST                                                       ABSTAIN
   [_]                                [_]                                                           [_]

                                          Please indicate by checking the box
                                          if you plan to attend the meeting .
                                          ............................ [_]

                                          This proxy must be signed exactly as
                                          the shareholder name appears hereon.
                                          Executors, administrators, trustees,
                                          etc., should give their full title,
                                          as such. If the shareholder is a
                                          corporation, a duly authorized
                                          officer should sign on behalf of the
                                          corporation and should indicate his
                                          or her title.

                                          _____________________________________

                                          -------------------------  ----------
                                          SIGNATURE(S)           DATE

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                            v FOLD AND DETACH HERE v

                             THE WRITER CORPORATION
                         Proxy Voting Instruction Card

Dear Writer Shareholder:

   Your vote is important. Please consider the merger of Writer with and into TWC Acquisition Corp., a wholly owned subsidiary of Standard Pacific Corp., discussed in the enclosed proxy statement/prospectus of Writer and Standard Pacific Corp., and cast your vote by:

    .Completing, dating, signing and mailing the proxy card in the enclosed postage-paid envelope; or

    .If the envelope is missing send the proxy card to:

         The Writer Corporation
         6061 S. Willow Drive, #232
         Englewood, Colorado 80111
         Attn: Secretary

   To elect the form of merger consideration to be received in the merger, you must complete and return the form of election by mail with your certificates. The form of election will be sent to you in a separate mailing within five days of the date of mailing the proxy statement/prospectus.

   If you receive more than one set of proxy materials from Writer, please act promptly on each set you receive because each represents separate shares. If you return multiple cards, you may use the same return envelope.

   If you wish to revoke your proxy you may do so at any time before your proxy is voted at the special meeting. You can do this in one of three ways: (1) you can send a written notice stating that you want to revoke your proxy; (2) you can complete and submit a new proxy card; or (3) you can attend the Writer special meeting and vote in person. You must submit your notice of revocation or a new proxy card to Writer at the address set forth above.